Exhibit 99.1

TSS, INC. REPORTS SECOND QUARTER 2020 RESULTS

ROUND ROCK, TX – August 17, 2020 – TSS, Inc. (Other OTC: TSSI), a data center facilities and technology services company, reported results for its second quarter ended June 30, 2020.

Second Quarter Highlights:

●	Second quarter 2020 revenue of $6.5 million compared with $3.5 million in the second quarter of 2019 and $10.6 million in the first quarter of 2020.
●	Gross margin of 12% in the second quarter of 2020 compared with 41% in the second quarter of 2019 and 15% in the first quarter of 2020.
●	Operating loss of $949,000 in the second quarter of 2020 compared with operating income of $2,000 in the second quarter of 2019
●	Net loss of $1 million or $(0.06) per share in the second quarter of 2020 compared to net loss of $94,000 or $(0.01) per share in the second quarter of 2019.
●	Adjusted EBITDA loss of $724,000 compared with Adjusted EBITDA of $168,000 in the second quarter of 2019.

“As most companies, we faced a very different business environment in the second quarter primarily driven by the escalation of the COVID-19 pandemic. While we were able to maintain operations during the period, there were a number of internal and external changes to our operations that affected our revenue and costs. Our ability to deliver and deploy at customer locations were subject to changes in timing and particular safety protocols.” said Anthony Angelini, President and Chief Executive Officer of TSS. “We are seeing these issues resolve themselves and are able to proceed under the protocols of the new normal. We expect our third quarter to be especially strong both in revenue and profitability as we make up for deliveries and deployments from the second quarter and have a strong stream of third quarter business. Beyond the third quarter, we expect continued growth in technology infrastructure which directly aligns with the services we provide and should provide an ongoing stream of revenue from all aspects of our business.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the second quarter 2020 financial results for Monday, August 17, 2020 at 4:30 PM Eastern. To participate on the conference call, please dial 877-691-2551 toll free from the U.S., or 630-691-2747 for international callers. The conference code is 49879194#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at www.tssiusa.com.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until September 16, 2020. The audio replay can be accessed at the following url:

https://onlinexperiences.com/Launch/QReg/ShowUUID=279B524C-6814-4772-A45B-26225890D5EC&LangLocaleID=1033

The passcode to access the digital playback is 49879194. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 30 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. For more information, visit www.tssiusa.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions including the impact of the COVID-19 pandemic and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2019. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	June 30,	December 31,
	2020	2019

Assets
Current Assets
Cash and cash equivalents	$7,134	$8,678
Contract and other receivables, net	2,819	3,865
Costs and estimated earnings in excess of billings on uncompleted contracts	366	181
Inventories, net	950	1,353
Prepaid expenses and other current assets	306	108
Total current assets	11,575	14,185
Property and equipment, net	862	705
Lease right-of-use asset	1,188	1,481
Goodwill	780	780
Intangible assets, net	262	307
Other assets	109	109
Total assets	$14,776	$17,567
Liabilities and Stockholders’ Equity
Current Liabilities
Bank note payable	$424	$-
Lease liabilities	695	645
Accounts payable and accrued expenses	5,422	8,851
Deferred revenues	3,452	2,104
Total current liabilities	9,993	11,600
Convertible notes, less current portion, net	2,130	2,028
Lease liabilities, less current portion	595	956
Bank note payable, less current portion	468	-
Deferred revenues – noncurrent portion	97	114
Total liabilities	13,283	14,968
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at June 30, 2020 and December 31, 2019; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at June 30, 2020 and December 31, 2019: 18,940 and 18,524 shares issued at June 30, 2020 and December 31, 2019, respectively	2	2
Additional paid-in capital	69,865	69,661
Treasury stock 1092 and 962 shares at cost at June 30, 2020 and December 31, 2019, respectively	(1,870)	(1,700)
Accumulated deficit	(66,504)	(65,094)
Total stockholders' equity	1,493	2,869
Total liabilities and stockholders’ equity	$14,776	$17,567

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Results of Operations:
Revenue	$6,454	$3,539	$17,051	$8,199
Cost of revenue, excluding depreciation and amortization	5,687	2,087	14,683	5,111
Gross profit, excluding depreciation and amortization	767	1,452	2,368	3,088
Operating expenses:
Selling, general and administrative	1,584	1,371	3,343	2,876
Depreciation and amortization	132	79	251	160
Total operating costs	1,716	1,450	3,594	3,036
Operating income (loss)	(949)	2	(1,226)	52
Interest income (expense), net	(94)	(115)	(194)	(224)
Other income (expense), net	10	28	28	64
Loss before income taxes	(1,033)	(85)	(1,392)	(108)
Income tax expense	9	9	18	17
Net loss	$(1,042)	$(94)	$(1,410)	$(125)

Basic and diluted net loss per Share:	$(0.06)	$(0.01)	$(0.08)	$(0.01)

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net loss	$(1,042)	$(94)	$(1,410)	$(125)

Interest expense (income), net	84	87	166	160
Depreciation and amortization	132	79	251	160
Income tax expense	9	9	18	17
EBITDA profit (loss)	$(817)	$81	$(975)	$212
Stock based compensation	93	87	202	158
Provision for bad debts	-	-	-	-
Adjusted EBITDA profit (loss)	$(724)	$168	$(773)	$370